Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-1 of Humanigen, Inc., of our report dated March 16, 2020, relating to the consolidated financial statements of Humanigen, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ HORNE LLP

Ridgeland, Mississippi

November 13, 2020